UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On March 23, 2009, BearingPoint, Inc. (the “Company”), certain of its subsidiaries (collectively with the Company, “BearingPoint”) and Deloitte LLP (“Deloitte”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which BearingPoint agreed to sell a substantial portion of its assets related to its North American Public Services business (the “Business”) to Deloitte for $350 million, subject to adjustment, and Deloitte agreed to assume certain liabilities associated with these assets as set forth in the Purchase Agreement (the “Transaction”).
     The consummation of the Transaction contemplated by the Purchase Agreement is subject to (i) the approval of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) of certain bidding procedures in connection with an auction of all or substantially all of the assets of the Company’s Public Services business proposed to be held on April 15, 2009 (the “Auction”), (ii) the Company not receiving higher or better offers at the Auction, (iii) the approval of the Bankruptcy Court of the Purchase Agreement and the Transaction, and (iv) other customary closing conditions.
     The Bankruptcy Court has scheduled a hearing on April 1, 2009 to approve proposed bidding procedures in connection with the Auction, and the Company has requested a hearing to approve the winning bid at the Auction on April 17, 2009.
Key terms of the Purchase Agreement are described below:
Assets Sold by BearingPoint
•	All assets used primarily, or held for use primarily, in the Business, including leases, equipment, intellectual property and a substantial portion of the client contracts of the Business.
Liabilities Assumed by Deloitte
•	All liabilities arising from and after the closing under the client contracts of the Business purchased by Deloitte.
Assets and Liabilities Retained by BearingPoint
•	All of BearingPoint’s assets that are neither used primarily in, nor held for use primarily in, the Business, including any client contracts that Deloitte does not acquire.

•	All liabilities related to the Business other than those liabilities arising from and after the closing out of the client contracts purchased by Deloitte.
Purchase Price for BearingPoint’s Assets
•	$350 million in cash, subject to adjustment based on the net accounts receivable, unbilled revenue and deferred revenues associated with the client contracts purchased by Deloitte at the closing of the Transaction. Promptly after the entry of the bidding procedures order by the Bankruptcy Court, Deloitte will be required to make a deposit into an escrow account in the amount of $17.5 million, which amount will be released to BearingPoint at closing as a portion of the purchase price.
Conditions to Closing
     The obligations of BearingPoint and Deloitte to consummate the Transaction are subject to the satisfaction or waiver of the following conditions:
•	absence of any legal prohibition on the consummation of the Transaction;

•	the material accuracy of the other party’s representations and warranties on the closing date (BearingPoint’s representations must be true on the closing date, except as would not reduce the value of the Business purchased by Deloitte by more than $17.5 million), and material performance of covenants and agreements by the other party;

•	the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);

•	the entry of a final order by the Bankruptcy Court approving the Transaction; and

•	the receipt of various transaction documents that are to be executed and delivered at closing.
     The obligations of Deloitte to consummate the Transaction are also subject to the satisfaction or waiver by Deloitte of the following conditions:
•	the entry of the bidding procedures order by the Bankruptcy Court; and

•	the transfer to Deloitte of certain key professionals.
Termination
     The Purchase Agreement may be terminated by mutual consent of the parties. The Purchase Agreement may be terminated by BearingPoint or Deloitte if:
•	the closing of the Transaction does not occur prior to the earlier of (i) May 15, 2009 or (ii) the date that is 10 days after the date that the order approving the sale becomes a final order, subject to extension of up to 45 days if either Deloitte or BearingPoint receives a second request under the HSR Act; or

•	BearingPoint selects a bid made by a person other than Deloitte as the “highest and best offer” according to the bidding procedures order and the Bankruptcy Court enters an order approving the sale to such person.
     Deloitte may terminate the Purchase Agreement if:
•	Deloitte is in compliance with its obligations under the Purchase Agreement and (i) BearingPoint breaches its representations, warranties or covenants and such breach would result in a failure of a closing condition that is not or cannot be cured; (ii) BearingPoint repudiates the Purchase Agreement; (iii) any of the closing conditions to the obligations of Deloitte become incapable of being satisfied between signing and closing; (iv) BearingPoint files pleadings with the Bankruptcy Court or enters into an agreement relating to the sale of a material portion of the assets to be purchased by Deloitte or the confirmation of a stand-alone plan of reorganization; or (v) any of BearingPoint’s secured lenders exercise rights to “credit bid” their debt;

•	the Bankruptcy Court does not enter the bidding procedures order by April 6, 2009, or the order has been entered by such date but is then currently stayed; or

•	the Bankruptcy Court does not enter an order approving the Transaction by April 23, 2009, or the order has been entered by such date but is then currently stayed, or the approval order does not become final within ten days thereafter.
     BearingPoint may terminate the Purchase Agreement if it is in compliance with its obligations under the Purchase Agreement and Deloitte breaches its representations, warranties or covenants and such breach results in a failure of a closing condition that is not or cannot be cured.
Termination Fee; Expense Reimbursement
     BearingPoint must pay Deloitte a termination fee equal to $10.5 million and the reasonable and documented out-of-pocket expenses of Deloitte, subject to a $1.5 million cap, in the following circumstances:
•	Deloitte terminates the Purchase Agreement because BearingPoint is in material breach of a covenant that results in a failure of a closing condition;

•	Deloitte terminates the Purchase Agreement because BearingPoint repudiates the Purchase Agreement;

•	Deloitte terminates the Purchase Agreement because BearingPoint files pleadings with the Bankruptcy Court or enters into an agreement relating the sale of a material portion of the assets to be purchased by Deloitte or the confirmation of a stand-alone plan of reorganization, or any of BearingPoint’s secured lenders exercise rights to “credit bid” their debt;

•	Deloitte terminates the Purchase Agreement because the following closing conditions are incapable of being satisfied: (i) BearingPoint’s compliance with covenants in all material respects; (ii) transfer to Deloitte of certain key professionals;
(iii) BearingPoint’s delivery of closing documents; or

•	either Deloitte or BearingPoint terminates the Purchase Agreement because BearingPoint selects a bid made by a person other than Deloitte as the “highest and best offer” according to the bidding procedures order and the Bankruptcy Court enters an order approving the sale to such person.
     BearingPoint must pay Deloitte’s reasonable and documented out-of-pocket expenses, subject to a $5.0 million cap, in the following circumstances:
•	Deloitte terminates the Purchase Agreement because of BearingPoint’s breach of representations and warranties that would reasonably be expected to reduce the value of the Business purchased by Deloitte by more than $17.5 million.
     BearingPoint must pay Deloitte’s reasonable and documented out-of-pocket expenses, subject to a $2.5 million cap, if Deloitte terminates the Purchase Agreement because the Bankruptcy Court has not entered an order approving the Transaction pursuant to the Purchase Agreement by April 23, 2009, or if Deloitte or BearingPoint terminates as a result of:
•	the failure of the HSR or final approval order of the Bankruptcy Court closing conditions;

•	a legal prohibition on the consummation of the Transaction; or

•	the closing not having been consummated by May 15, 2009, or any extended date set forth in the Purchase Agreement.
Representations and Warranties
     The Purchase Agreement contains representations and warranties of BearingPoint regarding the Business, including representations and warranties with respect to its accounts receivable, real property leases, intellectual property and government contracts and other client contracts that are being purchased by Deloitte. The representations and warranties do not survive the closing and there is no indemnification for breaches of representations and warranties.
Employee Matters
     At closing, Deloitte intends to offer employment to substantially all employees who provide services in connection with the client contracts to be purchased by Deloitte on terms generally applicable to similarly situated personnel of Deloitte.
Novation of Government Prime Contracts
     BearingPoint is required to request, to the extent required by law, that the responsible contracting officer at governmental contracting counterparties (i) recognize Deloitte as the successor in interest to all the applicable government contracts included in the assets purchased by Deloitte and (ii) if required, enter into a novation agreement with Deloitte and the appropriate governmental entity.

Non-Solicitation of Employees and Customers
     For a period of three years after the closing date, BearingPoint cannot:
•	seek to provide services in connection with any rebid or re-compete with respect to any of the client contracts purchased by Deloitte or attempt to enter into a successor contract with respect to any such contracts;

•	seek to persuade any client of the Business to reduce the amount of business or to cease to do business which it has customarily done with the Business or contemplates doing with the Business;

•	recruit, solicit or hire any employee of the Business who accepts Deloitte’s offer of employment;

•	take any action which is intended by BearingPoint’s senior management to harm, disparage, defame, slander or lead to unwanted or unfavorable publicity to Deloitte; or

•	seek to cause any employee of the Business who accepts Deloitte’s offer to terminate his or her employment with Deloitte.
No-Shop
     Until the Bankruptcy Court enters the bidding procedures order, subject to certain exceptions, BearingPoint may not:
•	solicit, initiate, encourage or facilitate any inquiries, proposals or offers by any person in connection with any other potential sale or transfer of the assets to be purchased by Deloitte; or

•	provide any person with access to books and records or other information relating to the Business.
              The foregoing description of the Purchase Agreement does not purport to be complete.
     The summary of the Purchase Agreement included herein is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to BearingPoint. The representations and warranties have been negotiated with the principal purpose of establishing circumstances in which a party may have the right not to close the Transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The materiality standard applicable to  the representations and warranties contained in the Purchase Agreement is based on negotiations between BearingPoint and Deloitte and may be different from the materiality standard generally applicable to disclosure required to be made to shareholders under federal securities laws.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 23, 2009, the Compensation Committee of the Board of Directors of the Company approved a Key Employee Incentive Plan (the “Plan”). The Plan is intended to replace the special termination agreements entered into by and between the Company and certain key employees (each, a “Special Termination Agreement”) and to retain and incent certain of the Company’s key executives to (i) preserve the value of the Company’s key assets to the benefit of the Company’s clients, employees and creditors and (ii) complete specific objectives regarding the transfer and/or monetization of these assets. The Plan is limited to certain key executives that are currently parties to Special Termination Agreements, including Ed Harbach, the Company’s Chief Executive Officer, and David Hunter, the Company’s Chief Operating Officer. Generally, under a Special Termination Agreement, after a change in control and termination without cause, such executive would be entitled to payment that generally includes a severance payment of one year’s compensation (salary and target bonus) as specified in the agreement, acceleration of previously earned bonuses, continued coverage under the Company’s welfare benefit plans (e.g., medical, life insurance and disability insurance) for up to two years at no cost and outplacement counseling. In order to participate in the Plan, the executive must agree to waive rights to any payments owed under his or her Special Termination Agreement, any departure or severance payments set forth in his or her Managing Director Agreement and any severance, change in control or other special termination payments set forth in his or her employment letter or any other agreement.
     The Plan vests based upon the successful completion of the following objectives by December 31, 2009: (i) the sale of the Company’s Public Services business unit (50%); (ii) the sale of the Company’s Japan business (25%); and (iii) the sale of the Company’s Europe, Middle East and Africa business unit (25%). Vested payments under the Plan must be made by the earlier of the completion of all the objectives set forth above or December 31, 2009. If an executive is involuntarily terminated without cause, such executive would receive all currently vested payments upon termination and all future payments at the same time as others participating in the Plan. An executive who voluntarily terminates his or her employment will receive all vested payments at the same time as other executives participating in the Plan, but will forfeit any unvested payments. The Plan provides for a target cash payout valued at the amount that would otherwise have been due as part of the severance portion of such executive’s Special Termination Agreement, with all other amounts and benefits owed under the Special Termination Agreement to be waived. Target payouts for Mr. Harbach and Mr. Hunter under the Plan would be $1,800,000 and $1,500,000, respectively.
     As the Company is currently undergoing bankruptcy proceedings, the Plan is subject to approval by the Bankruptcy Court and there can be no assurance that the Plan will be approved.
Item 7.01. Regulation FD Disclosure
     On March 23, 2009, the Company issued a press release announcing an update to its reorganization plan involving the planned sale of substantially all of its businesses. The Company announced that it had signed (i) the Purchase Agreement to sell a substantial portion of its assets related to its North American Public Services business to Deloitte (as described in Item 1.01 above, which information is incorporated herein by reference) and (ii) a non-binding letter of intent to sell a substantial portion of its North American Commercial Services business, including its Financial Services segment, to PricewaterhouseCoopers LLP for $25 million. The Company also announced that it is in advanced negotiations with PwC Advisory Co., Ltd. (PwC Japan), a PricewaterhouseCoopers firm operating in Japan, to sell its consulting practice in Japan, and in late-stage negotiations with its local management teams to sell its European and Latin America practices. Further, the Company is in separate negotiations with other parties and local management to sell various Asia Pacific practices, separate from Japan. There can be no assurance that the Company can enter into definitive agreements regarding such sales or that any such transaction will be completed. A copy of the press release is furnished as Exhibit 99.1 hereto.
     The information in this Item 7.01 and Exhibit 99.1 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibit 99.1 will not be incorporated by reference into any registration statement filed by BearingPoint under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
     The consummation of any such transactions may be subject to approval of the Bankruptcy Court.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 23, 2009.

Forward-Looking Statements
          Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s restructuring process and the sale of the Company’s businesses. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to the proposed sale transactions, if required, and changes to the restructuring plan and the revised compensation plan for executive officers; (iii) Bankruptcy Court rulings and the outcome of the Company’s Chapter 11 proceedings in general; (iv) the ability of the Company to consummate the proposed sale of its Public Services business unit as well as enter into definitive agreements with respect to the sale of the rest of its businesses on favorable terms, if at all; (v) the ability of the Company to meet conditions precedent prior to the consummation of any sale transactions; (vi) the ability of third parties to fulfill their obligations pursuant to sale agreements; and (vii) uncertainties related to the Company’s bankruptcy proceedings and those inherent in transactions involving the sale of portions of the Company. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2009	BearingPoint, Inc.
	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer